Exhibit 1


         The undersigned agree that the statement on Schedule 13D to which this Agreement is attached is filed on behalf of each of them.

Dated:  September 23, 1998



                                                  /s/ Scott A. Baxter
                                                  ------------------------------
                                                      Scott A. Baxter


                                                  /s/ Richard M. Brown
                                                  ------------------------------
                                                      Richard M. Brown


                                                  /s/ Scott Harmolin
                                                  ------------------------------
                                                      Scott Harmolin